EXHIBIT (a)(3)

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                          NOTICE OF GUARANTEED DELIVERY

                                       for

                               Tender of Shares of

                                 Common Stock of

                              COHOES BANCORP, INC.

         As set forth in Section 4 of the Offer to Purchase dated August 9, 2000 (the "Offer to Purchase"), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Shares"), of Cohoes Bancorp, Inc., a Delaware corporation ("Cohoes") are not immediately available or time will not permit all required documents to reach D.F. King & Co., Inc. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by telegram, facsimile transmission or mail to the Depositary.

                        The Depositary for the Offer is:
                              D.F. King & Co., Inc.
                                Telephone Number:
                                 (781) 799-4433

By Mail:                    By Facsimile:          By Hand or Overnight Delivery
--------                    -------------          -----------------------------
D.F. King & Co., Inc.       D.F. King & Co., Inc.  D.F. King & Co., Inc.
P.O. Box 859208             (781) 356-4987         165 Bay State Drive
Braintree, MA 02185-9208                           Braintree, MA 02184

                 Confirm Facsimile by Telephone: (781) 799-4433


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto (see Instructions 1 and 5 of the Letter of Transmittal), such signature guarantee must appear on the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

         The undersigned hereby tenders to Ambanc Holding Co., Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 9, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase.


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Number of Shares: ______________________________________________________________

Certificates No(s). (if available): EXPIRATION__________________________________

If Share(s) will be tendered by book-entry transfer, check ONE box.

         Name of Tendering Institution:_________________________________________
         Account Number:________________________________________________________
         Transaction Code Number:_______________________________________________

Account Number: ________________________________________________________________

Date: __________________________________________________________________________

Name(s) of Record Holder(s):____________________________________________________

________________________________________________________________________________

Address(es):____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Area Code and Telephone Number(s):______________________________________________

________________________________________________________________________________

Signature(s):  _________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                      THE GUARANTEE BELOW MUST BE COMPLETED
                                    GUARANTEE
                    (Not to be Used for Signature Guarantee)

         The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program hereby (a) represents that the tender of shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees the delivery to the Depositary at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or confirmation of a book-entry transfer of such Shares, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other documents required by the Letter of Transmittal, all within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm ___________________________________________________________________

Address ________________________________________________________________________

Area Code and Tele. Number:_____________________________________________________

________________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Title:__________________________________________________________________________


Name: __________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Date:___________________________________________________________________________

NOTE:  DO NOT SEND  CERTIFICATES  FOR  SHARES  WITH THIS  NOTICE  OF  GUARANTEED
DELIVERY.   CERTIFICATES   FOR  SHARES  SHOULD  BE  SENT  WITH  YOUR  LETTER  OF
TRANSMITTAL.